Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact	Media Contacts
Jon Levenson	David Haggie/Juliet Tilley
Validus Holdings Limited	Haggie Financial
info@validusre.bm	david@haggie.co.uk
(441) 278-9037	44 207 417 8989
VALIDUS ANNOUNCES THIRD QUARTER NET INCOME OF $136.5 MILLION
AND ANNUALIZED RETURN ON AVERAGE EQUITY OF 35.1%
Second Earnings Report Since Initial Public Offering;
First Quarter With Consolidation of Talbot
Hamilton, Bermuda, November 5, 2007 — Validus Holdings Limited (“Validus”) (NYSE: VR) today reported net income for the quarter ended September 30, 2007 of $136.5 million, or $1.90 per diluted common share, compared with $69.7 million, or $1.19 per diluted common share, for the quarter ended September 30, 2006.  Net income for the nine months ended September 30, 2007 was $264.0 million, or $4.11 per diluted share, compared with $114.0 million, or $1.95 per diluted share, for the corresponding period in 2006.
Net operating income for the third quarter of 2007 was $127.9 million, or $1.78 per diluted share, compared with $69.5 million, or $1.18 per diluted common share, for the quarter ended September 30, 2006.  Net operating income for the nine months ended September 30, 2007 was $256.8 million, or $4.00 per diluted share, compared with $114.0 million, or $1.94 per diluted common share, for the nine months ended September 30, 2006.
Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. In the third quarter of 2007, Validus incurred a $3.0 million non-recurring expense to terminate an advisory agreement with its founding investor in conjunction with its IPO. In the third quarter of 2007, Validus further incurred a $2.9 million non-recurring expense arising from the issuance of additional warrants pursuant to the anti-dilution provisions of the warrants triggered by the Talbot Holdings Ltd. (“Talbot”) acquisition. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
Operating results of Talbot have been included in the consolidated financial statements from the acquisition date of July 2, 2007. The Validus data for the full year 2006 and first six months of 2007 refer only to the company prior to its acquisition of Talbot. Further, the Validus data gives effect to the initial public offering which was consummated on July 30, 2007. The Company has determined that it operates in and will separately report results of two segments: Validus Re and Talbot.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Third quarter 2007 results
Consolidated operating highlights for the third quarter include the following:
•	Gross premiums written increased by 110.5% to $245.3 million from $116.5 million, due primarily to the addition of Talbot which added $143.0 million of gross premiums written;

•	Net premiums written increased by 205.8% to $237.4 million from $77.6 million, due primarily to the addition of Talbot which added $142.4 million of net premiums written;

•	Net premiums earned increased by 219.5% to $295.5 million from $92.5 million, due primarily to the addition of Talbot which added $143.5 million of net premiums earned;

•	Combined ratio of 63.0%, which included $20.9 million in incurred losses relating to the July UK floods (representing 7.1 percentage points of the consolidated 29.5% loss ratio);

•	Investment income increased by 124.7% to $36.6 million from $16.3 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Annualized return on average equity of 35.1% and annualized net operating return on average equity of 32.9%; and

•	Net income increased by 95.9% to $136.5 million from $69.7 million, due partly to the addition of Talbot which added $43.1 million of net income;
Consolidated operating highlights for the nine months ended September 30, 2007 included the following:
•	Gross premiums written increased by 67.8% to $797.6 million from $475.3 million, due partly to the addition of Talbot which added $143.0 million of gross premiums written premium;

•	Net premiums written increased by 78.0% to $732.0 million from $411.2 million, due partly to the addition of Talbot which added $142.4 million of net premiums written;

•	Net premiums earned increased by 168.2% to $540.0 million from $201.4 million, due partly to the addition of Talbot which added $143.5 million of net premiums earned;

•	Combined ratio of 61.4%, which included $30.9 million in incurred losses relating to the June and July UK floods (representing 5.7 percentage points of the consolidated 32.7% loss ratio);

•	Investment income increased by 85.3% to $74.8 million from $40.4 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Annualized return on average equity of 25.3% and annualized net operating return on average equity of 24.6%; and

•	Net income increased by 131.5% to $264.0 million from $114.0 million, due partly to the addition of Talbot which added $43.1 million of net income;
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Commenting on the third quarter of 2007 results, Ed Noonan, Chairman and Chief Executive Officer of Validus, stated: “We are pleased to report an annualized net operating return on average equity in the quarter of 32.9%. Our results in the quarter reflect strong underwriting results across almost all lines of business in both Bermuda and London. Our results also reflect the benefits of improved capital utilization through our acquisition of Talbot, with the exposure and earnings diversification that it brings to the Validus group.”
Validus Re Segment Results
Gross premiums written during the third quarter of 2007 were $102.2 million compared to $116.5 million in the third quarter of 2006, a decrease of 12.3%, or $14.3 million.  The decrease in gross premiums written was primarily driven by a $20.1 million decrease in the marine lines where a lower proportion of business was renewed in the three months ended September 30, 2007 compared to 2006 when uncertainty in the market following the windstorms of 2005 led to many renewals occurring later in the year. The shift in timing meant a portion of the premiums written in the second and third quarters of 2006 were renewed in the first quarter of 2007. The decrease in marine lines was partially offset by the property lines which accounted for an increase of $6.5 million in gross premiums written. In the three months ended September 30, 2007 Validus Re wrote additional premium in both U.S. and international property lines as compared to the same period in the prior year as a result of continued attractive pricing.
Net premiums earned for the third quarter of 2007 were $152.0 million compared to $92.5 million for the third quarter of 2006, an increase of $59.5 million or 64.3%. The increase in net premiums earned reflects the increased premiums written in the period and the benefit of earning premiums written in 2006. As the Company did not write premium prior to January 1, 2006, the third quarter of 2006 benefited to a lesser extent from the earning of premiums written in prior periods.
The combined ratio increased to 44.1% from 32.1% in the third quarter of 2006. This increase was primarily due to an increase in the Company’s loss ratios for the period. The loss ratio of 25.1% increased partly as a result of losses from flooding in parts of northern England. Validus Re recorded loss expense of $10.0 million in the third quarter of 2007 relating to the UK floods in July, representing 6.6 percentage points on the loss ratio.
Gross premiums written for the nine months ended September 30, 2007 were $654.6 million compared to $475.3 million in the same period of 2006, an increase of $179.3 million, or 37.7%.  The increase in gross premiums written was primarily driven by the property and marine lines which accounted for $153.0 million and $20.7 million of the increase, respectively. In the nine months ended September 30, 2007 the Company wrote additional U.S. regional and European property premium as compared to the same period in the prior year as a result of being operational for the entire 2006 fiscal year.
The combined ratio decreased to 50.8% in the nine months ended September 30, 2007 from 52.8% in the same period of 2006. This 2.0 percentage point decrease was primarily due to a 1.2 percentage point decrease in the Company’s loss ratios for the period. The loss ratios declined as a result of the low level of catastrophic events in the nine months ended September 30, 2007, partially offset by losses from windstorm Kyrill, the Australian windstorms and flooding in parts of northern England. In addition, the combined ratio was affected by a decrease in the general and administrative expense ratio. This decrease reflects the absence in 2007 of certain start up costs incurred in 2006 and the higher level of earned premiums in the nine months ended September 30, 2007.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Talbot Segment Results
Operating results of Talbot have been included in the consolidated financial statements from the acquisition date of July 2, 2007.
Gross premiums written during the third quarter of 2007 was $143.0 million, comprised of $28.6 million of property premiums, $55.0 million of marine premiums and $59.5 million of specialty premiums. Net premiums earned for the third quarter of 2007 was $143.5 million. The combined ratio was 75.2%, composed of a loss ratio of 34.2%, a policy acquisition ratio of 22.8% and a general and administrative expense ratio of 18.1%. Talbot recorded loss expense of $10.9 million in the third quarter of 2007 relating to the UK floods in July, representing 7.6 percentage points on the loss ratio.
Corporate Segment Results
Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs from the junior subordinated deferrable debentures, fair value of warrants issued, and other costs relating to the Company as a whole. General and administrative expenses for the three months ended September 30, 2007 were $7.0 million compared to $4.7 million for the three months ended September 30, 2006. Stock compensation expenses for the three months ended September 30, 2007 were $4.1 million compared to $1.4 million for the three months ended September 30, 2006, which reflects the added cost from the Employee Seller shares issued to Talbot employees as part of the acquisition. Corporate costs for the three months ended September 30, 2007 also included $2.9 million resulting from the fair value of warrants issued and $3.0 million to terminate an advisory agreement with its founding investor in conjunction with its IPO.
General and administrative expenses for the nine months ended September 30, 2007 were $15.3 million compared to $12.3 million for the nine months ended September 30, 2006. Stock compensation expenses for the nine months ended September 30, 2007 were $6.5 million compared to $4.1 million for the nine months ended September 30, 2006, which reflects the added cost from the Employee Seller shares issued to Talbot employees as part of the acquisition. Corporate costs for the nine months ended September 30, 2007 also included $2.9 million resulting from the fair value of warrants issued and $3.0 million to terminate an advisory agreement with its founding investor in conjunction with its IPO.
Investments
Net investment income increased in the third quarter and first nine months of 2007 due to higher investment balances resulting from the addition of Talbot and from funds generated from operations.
Investment income was $36.6 million in the third quarter of 2007 compared to $16.3 million in the third quarter of 2006, an increase of 124.7%, or $20.3 million. Net realized gains on investments were $1.0 million, compared to $0.2 million of net realized losses in the third quarter of 2006. Net unrealized gains were $7.7 million in the third quarter of 2007.
Investment income for the nine months ended September 30, 2007 was $74.8 million compared to $40.4 million in the nine months ended September 30, 2006, an increase of 85.3%, or $34.4 million. The Company experienced $0.8 million of net realized gains, compared to $0.9 million of net realized losses for the nine months ended September 30, 2006. Net unrealized gains were $3.1 million in the nine months ended September 30, 2007.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Prior to January 1, 2007, the Company’s investments in fixed maturities were classified as available-for-sale and carried at fair value, with related net unrealized gains or losses excluded from earnings and included in shareholders’ equity as a component of accumulated other comprehensive income. Beginning on January 1, 2007, the Company’s investments in fixed maturities were classified as trading and carried at fair value, with related net unrealized gains or losses included in earnings as a result of the adoption of new accounting guidance. The Company believes that accounting for its investment portfolio as trading more closely reflects its investment guidelines. The fair value of investments is based upon quoted market values. The Company recorded $7.7 million and $3.1 million of unrealized gains in the three months and nine months ended September 30, 2007 respectively, which was included in earnings. The Company recorded $7.5 million and $1.1 million of unrealized gains in the three months and nine months ended September 30, 2006 respectively, which was included in shareholders’ equity as a component of accumulated other comprehensive income.
At September 30, 2007, the Company held $33.3 million of securities with exposures to the sub-prime mortgage market with an estimated weighted average life of 0.8 years. All of these securities are currently rated AAA and are carried at fair value.
Finance Expenses
Finance expenses for the quarter and nine months ended September 30, 2007 was $17.9 million and $26.3 million respectively, increasing from $3.5 million and $5.1 million in the respective prior periods.  Finance expenses consists of interest due on outstanding debt, the amortization of debt offering expenses and offering discounts and fees relating to the Company’s credit facility. The increase relates primarily to the issuance of junior subordinated debt in both the second quarter of 2006 and second quarter of 2007. In addition, the increase in finance expenses is attributable to the inclusion of Talbot in the consolidated financial statements effective with the beginning of the third quarter of 2007. The Company records third-party capital costs in financing expenses.
Capitalization and Shareholders’ Equity
Total capitalization at September 30, 2007 was $2.1 billion, including $350 million of junior subordinated deferrable debentures. Total capitalization at December 31, 2006 was $1.3 billion.  The increase was primarily due to net income through the first nine months of 2007, the issuance in the second quarter of the 8.480% junior subordinated deferrable debentures, and the consummation of the initial public offering in the third quarter.
At September 30, 2007, diluted book value per common share was $22.37 and book value per common share was $24.12, compared to $19.73 and $20.39 respectively, from December 31, 2006. Diluted book value per share is a non-GAAP financial measure.  A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Conference Call
We will host a conference call on Tuesday November 6, 2007 at 9:00 AM (Eastern) to discuss the third quarter financial results and related matters. The conference call can be accessed via telephone by dialing (877) 407-8031 (toll-free U.S.) or (201) 689-8031 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 20, 2007 by dialing (877) 660-6853 (toll-free U.S.) or (201) 612-7415 (international) and entering account number 286 and pass code 257065.
The public may access a live broadcast of the conference call at the “Investors” section of Validus’ website.
This presentation will be available through an audio webcast accessible through the Investor Information section of our website at www.validusre.bm. In addition, a financial supplement relating to our financial results for the quarter ended September 30, 2007 is available in the Investor Information section of our website.
About Validus
Validus Holdings, Ltd. is a provider of reinsurance and insurance, with shareholders’ equity at September 30, 2007 of $1.8 billion.  Validus conduct its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. and Talbot Holdings Ltd. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Re has been assigned a rating of “A-” (“Excellent”) by A.M. Best.  For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Interim Consolidated Balance Sheets
As at September 30, 2007 (unaudited) and December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets
Fixed maturities, at fair value	$1,772,121	$844,857
Short-term investments, at fair value	580,765	531,530
Cash and cash equivalents	651,428	63,643

Total cash and investments	3,004,314	1,440,030
Premiums receivables	505,001	142,408
Deferred acquisition costs	122,572	28,203
Prepaid reinsurance premiums	59,623	8,245
Securities lending collateral	60,018	12,327
Loss reserves recoverable	165,115	—
Paid losses recoverable	8,174	—
Taxes recoverable	6,283	—
Goodwill and other intangible assets	152,812	—
Accrued investment income	15,476	6,456
Other assets	27,214	8,754

Total assets	$4,126,602	$1,646,423

Liabilities
Reserve for losses and loss expenses	$924,531	$77,363
Unearned premiums	727,293	178,824
Reinsurance balances payables	56,553	7,438
Securities lending payable	60,018	12,327
Deferred taxation	20,260	—
Net payable for investments purchased	88,072	12,850
Accounts payable and accrued expenses	110,515	15,098
Debentures payable	350,000	150,000

Total liabilities	2,337,242	453,900

Commitments and contingent liabilities

Shareholders’ equity
Ordinary shares	12,985	10,234
Additional paid-in capital	1,378,724	1,048,025
Accumulated other comprehensive (loss) income	(640)	875
Retained earnings	398,291	133,389

Total shareholders’ equity	1,789,360	1,192,523

Total liabilities and shareholder’ equity	$4,126,602	$1,646,423

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Interim Consolidated Statements of Operations and Comprehensive Income
For the three months and nine months ended September 30, 2007 and 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Nine months ended
	September	September	September 30,	September
	30, 2007	30, 2006	2007	30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Gross premiums written	$245,271	$116,505	$797,641	$475,284
Reinsurance premiums ceded	(7,906)	(38,892)	(65,644)	(64,051)

Net premiums written	237,365	77,613	731,997	411,233
Change in unearned premiums	58,161	14,885	(191,949)	(209,872)

Net premiums earned	295,526	92,498	540,048	201,361
Net investment income	36,560	16,272	74,799	40,370
Net realized gains (losses) on investments	1,010	(154)	823	(894)
Net unrealized gains on investments	7,681	—	3,136	—
Other income	1,330	—	1,330	—
Foreign exchange gains	5,818	369	9,210	1,061

Total revenues	347,925	108,985	629,346	241,898

Expenses
Losses and loss expense	87,263	11,577	176,426	67,058
Policy acquisition costs	50,945	10,638	81,000	24,575
General and administrative expenses	44,793	11,736	67,088	25,350
Share compensation expense	6,132	1,905	10,054	5,657
Finance expenses	17,886	3,453	26,331	5,136
Fair value of warrants issued	2,893	—	2,893	77

Total expenses	209,912	39,309	363,792	127,853

Net income before taxes	138,013	69,676	265,554	114,045
Taxes	1,488	—	1,527	—

Net income	$136,525	$69,676	$264,027	$114,045

Comprehensive income
Unrealized investment gains arising during the period	—	7,353	—	190
Foreign currency translation adjustments	(640)	—	(640)	—
Adjustment for reclassification of investment losses realized in income	—	154	—	894

Comprehensive income	$135,885	$77,183	$263,387	$115,129

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	69,107,336	58,482,601	62,024,179	58,475,306
Diluted	71,868,835	58,651,163	64,243,860	58,584,161

Basic earnings per share	$1.98	$1.19	$4.26	$1.95

Diluted earnings per share	$1.90	$1.19	$4.11	$1.95

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Interim Consolidated Statements of Operations
For the three months ended September 30, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended September 30, 2007
	Validus Re	Talbot	Corporate	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross premiums written	$102,229	$143,042	$—	$245,271
Reinsurance premiums ceded	(7,291)	(615)	—	(7,906)

Net premiums written	94,938	142,427	—	237,365
Change in unearned premiums	57,055	1,106	—	58,161

Net premiums earned	151,993	143,533	—	295,526
Losses and loss expense	38,131	49,132	—	87,263
Policy acquisition costs	18,161	32,784	—	50,945
General and administrative expenses	9,527	25,258	7,008	41,793
Stock compensation expenses	1,281	731	4,120	6,132

Underwriting income (loss)	$84,893	$35,628	$(11,128)	$109,393

Net investment income	22,706	13,360	494	36,560
Other income	—	1,330	—	1,330
Finance expenses	(174)	(8,858)	(8,854)	(17,886)

Operating income (loss) before taxes	107,425	41,460	(19,488)	129,397
Taxes	8	1,480	—	1,488

Net operating income	$107,417	$39,980	$(19,488)	$127,909

Net realized gains (losses) on investments	1,122	(112)	—	1,010
Net unrealized gains on investments	5,881	1,800	—	7,681
Foreign exchange gains	4,372	1,446	—	5,818
Fair value of warrants	—	—	(2,893)	(2,893)
Aquiline termination fee	—	—	(3,000)	(3,000)

Net income	$118,792	$43,114	$(25,381)	$136,525

Loss and loss expense ratio	25.1%	34.2%		29.5%
Policy acquisition cost ratio	11.9%	22.8%		17.2%
General and administrative expense ratio	7.1%	18.1%		16.2%

Combined ratio	44.1%	75.2%		63.0%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Interim Consolidated Statements of Operations
For the three months ended September 30, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended September 30, 2006
	Validus Re	Talbot	Corporate	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross premiums written	$116,505	$—	$—	$116,505
Reinsurance premiums ceded	(38,892)	—	—	(38,892)

Net premiums written	77,613	—	—	77,613
Change in unearned premiums	14,885	—	—	14,885

Net premiums earned	92,498	—	—	92,498
Losses and loss expense	11,577	—	—	11,577
Policy acquisition costs	10,638	—	—	10,638
General and administrative expenses	6,987	—	4,749	11,736
Stock compensation expenses	526	—	1,379	1,905

Underwriting income (loss)	$62,770	$—	$(6,128)	$56,642

Net investment income	16,271	—	1	16,272
Other income	—	—	—	—
Finance expenses	(8)	—	(3,445)	(3,453)

Operating income (loss) before taxes	79,033	—	(9,572)	69,461
Taxes	—	—	—	—

Net operating income	$79,033	$—	$(9,572)	$69,461

Net realized gains (losses) on investments	(154)	—	—	(154)
Net unrealized gains (losses) on investments	—	—	—	—
Foreign exchange gains	369	—	—	369
Fair value of warrants	—	—	—	—

Net income	$79,248	$—	$(9,572)	$69,676

Loss and loss expense ratio	12.5%	0.0%		12.5%
Policy acquisition cost ratio	11.5%	0.0%		11.5%
General and administrative expense ratio	8.1%	0.0%		14.7%

Combined ratio	32.1%	0.0%		38.8%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Interim Consolidated Statements of Operations
For the nine months ended September 30, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Nine months ended September 30, 2007
	Validus Re	Talbot	Corporate	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross premiums written	$654,599	$143,042	$—	$797,641
Reinsurance premiums ceded	(65,029)	(615)	—	(65,644)

Net premiums written	589,570	142,427	—	731,997
Change in unearned premiums	(193,055)	1,106	—	(191,949)

Net premiums earned	396,515	143,533	—	540,048
Losses and loss expense	127,294	49,132	—	176,426
Policy acquisition costs	48,216	32,784	—	81,000
General and administrative expenses	23,553	25,258	15,277	64,088
Stock compensation expenses	2,824	731	6,499	10,054

Underwriting income (loss)	$194,628	$35,628	$(21,776)	$208,480

Net investment income	60,942	13,360	497	74,799
Other income	—	1,330	—	1,330
Finance expenses	(1,143)	(8,858)	(16,330)	(26,331)

Operating income (loss) before taxes	254,427	41,460	(37,609)	258,278
Taxes	47	1,480	—	1,527

Net operating income	$254,380	$39,980	$(37,609)	$256,751

Net realized gains (losses) on investments	935	(112)	—	823
Net unrealized gains (losses) on investments	1,336	1,800		3,136
Foreign exchange gains	7,764	1,446	—	9,210
Fair value of warrants	—	—	(2,893)	(2,893)
Aquiline termination fee	—	—	(3,000)	(3,000)

Net income	$264,415	$43,114	$(43,502)	$264,027

Loss and loss expense ratio	32.1%	34.2%		32.7%
Policy acquisition cost ratio	12.2%	22.8%		15.0%
General and administrative expense ratio	6.6%	18.1%		13.7%

Combined ratio	50.8%	75.2%		61.4%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Interim Consolidated Statements of Operations
For the nine months ended September 30, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Nine months ended September 30, 2006
	Validus Re	Talbot	Corporate	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross premiums written	$475,284	$—	$—	$475,284
Reinsurance premiums ceded	(64,051)	—	—	(64,051)

Net premiums written	411,233	—	—	411,233
Change in unearned premiums	(209,872)	—	—	(209,872)

Net premiums earned	201,361	—	—	201,361
Losses and loss expense	67,058	—	—	67,058
Policy acquisition costs	24,575	—	—	24,575
General and administrative expenses	13,092	—	12,258	25,350
Stock compensation expenses	1,561	—	4,096	5,657

Underwriting income (loss)	$95,075	$—	$(16,354)	$78,721

Net investment income	40,345	—	25	40,370
Other income	—	—	—	—
Finance expenses	(11)	—	(5,125)	(5,136)

Operating income (loss) before taxes	135,409	—	(21,454)	113,955
Taxes	—	—	—	—

Net operating income	$135,409	$—	$(21,454)	$113,955

Net realized losses on investments	(894)	—	—	(894)
Net unrealized gains on investments	—	—	—	—
Foreign exchange gains	1,061	—	—	1,061
Fair value of warrants	—	—	(77)	(77)

Net income	$135,576	$—	$(21,531)	$114,045

Loss and loss expense ratio	33.3%	0.0%		33.3%
Policy acquisition cost ratio	12.2%	0.0%		12.2%
General and administrative expense ratio	7.3%	0.0%		15.4%

Combined ratio	52.8%	0.0%		60.9%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. This report may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the reinsurance market; 5) our limited operating history; 6) adequacy of our loss reserves; 7) continued availability of capital and financing; 8) retention of key personnel; 9) competition; 10) potential loss of business from one or more major reinsurance brokers; 11) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 12) general economic and market conditions (including inflation, interest rates and foreign currency exchange rates); 13) the integration of Talbot or other businesses we may acquire; 14) acts of terrorism or outbreak of war; and 15) availability of retrocessional coverage.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors beginning on page 16 of our Prospectus on Form 424B4 (the “Prospectus”). Any forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), annualized net operating return on average equity and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. Annualized net operating return on average equity is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income and Annualized Net Operating Return on Average Equity
For the three months and nine months ended September 30, 2007 and 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Nine months ended
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$136,525	$69,676	$264,027	$114,045

Adjustment for net realized (gains) losses on investments	(1,010)	154	(823)	894
Adjustment for net unrealized gains on investments	(7,681)	—	(3,136)	—
Fair value of warrants issued	2,893	—	2,893	77
Aquiline termination fee	3,000	—	3,000	—
Adjustment for foreign exchange gains	(5,818)	(369)	(9,210)	(1,061)

Net operating income	$127,909	$69,461	$256,751	$113,955

Net income per share — diluted	$1.90	$1.19	$4.11	$1.95

Adjustment for net realized (gains) losses on investments	(0.01)	—	(0.01)	0.02
Adjustment for net unrealized gains on investments	(0.11)	—	(0.05)	—
Fair value of warrants issued	0.04	—	0.04	—
Aquiline termination fee	0.04	—	0.05	—
Adjustment for foreign exchange gains	(0.08)	(0.01)	(0.14)	(0.02)

Net operating income per share — diluted	$1.78	$1.18	$4.00	$1.95

Weighted average number of common shares and common share equivalents — diluted	71,868,835	58,651,163	64,243,860	58,584,161

Net operating income	$127,909	$69,461	$256,751	$113,955

Average shareholders’ equity	1,556,654	1,082,164	1,389,262	1,044,512

Annualized net operating return on average equity	32.9%	25.7%	24.6%	14.5%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Share
As at September 30, 2007 and December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	At September 30, 2007
	Equity		Exercise	Book value
	amount	Shares	Price	per share
Book value per common share
Total shareholders’ equity	$1,789,360	74,199,837		$24.12

Diluted book value per common share
Total shareholders’ equity	$1,789,360	74,199,837
Assumed exercise of outstanding warrants	152,868	8,711,729	$17.55
Assumed exercise of outstanding options	49,196	2,761,176	$17.82
Unvested restricted shares	—	3,367,961

Diluted book value per common share	$1,991,424	89,040,703		$22.37

	At December 31, 2006
	Equity		Exercise	Book value
	amount	Shares	Price	per share
Book value per common share
Total shareholders’ equity	$1,192,523	58,482,601		$20.39

Diluted book value per common share
Total shareholders’ equity	$1,192,523	58,482,601
Assumed exercise of outstanding warrants	147,968	8,455,320	$17.50
Assumed exercise of outstanding options	45,046	2,568,894	$17.54
Unvested restricted shares	—	733,964

Diluted book value per common share	$1,385,537	70,240,779		$19.73

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm